EXHIBIT 21
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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Parent
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FSF Financial Corp.


                                      Percentage           State of
Subsidiaries                            Owned            Incorporation
------------                            -----            -------------

First Federal fsb                        100%            United States
Insurance Planners (a)                   100%            Minnesota
Homeowners Mortgage Corporation (b)      100%            Minnesota
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(a)  Insurance  Planners became a wholly owned subsidiary of FSF Financial Corp.
     on June 1, 1998.

(b) Homeowners Mortgage Corporation became a wholly owned subsidiary of FSF Financial Corporation on November 17, 1998.

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